Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:  Keil Decker

   (212) 299-2209

   Anu Ahluwalia

   (212) 299-2439

NYMEX HOLDINGS ANNOUNCES RESULTS OF ANNUAL MEETING

New York, NY, May 10, 2007 -- NYMEX Holdings, Inc. (NYSE:NMX), the parent company of the New York Mercantile Exchange, Inc., the world's largest physical commodity exchange, announced at its annual meeting today that its shareholders re-elected Richard Schaeffer as Chairman and Robert Halper as Vice Chairman.

Shareholders also re-elected the following Class I directors: James E. Newsome, Dennis Suskind, William Ford, Harvey Gralla, Stephen Ardizzone, and A. George Gero; and the following Class II directors:  Melvyn Falis, Robert Steele, Thomas Gordon, Daniel Rappaport, Neil Citrone, and Frank Siciliano.  In addition, William Maxwell was elected as a new member of the board to serve as an independent Class I director.  Class I directors will serve a term expiring at the 2008 annual meeting, and Class II directors will serve until the 2009 annual meeting.

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Forward Looking and Cautionary Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, and similar words and terms, in connection with any discussion of future results.  Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in forward-looking statements.  In particular, the forward-looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities and international hostilities, which may affect the general economy as well as oil and other commodity markets.  We assume no obligation to update or supplement our forward-looking statements.